UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2026

DAUCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-14303	38-3161171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dauch Drive Detroit, Michigan 48211-1198
(Address of principal executive offices) (Zip Code)

(313) 758-2000
(Registrant’s telephone number, including area code) Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	DCH	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 5, 2026, the Board of Directors (the “Board”) of Dauch Corporation (“Dauch”) appointed Fiona MacAulay and Simon Mackenzie Smith as independent directors of the Board.

Ms. MacAulay will serve as a Class I director and will serve until Dauch’s 2027 annual general meeting of shareholders when Ms. MacAulay is expected to stand for re-election by a vote of Dauch’s shareholders. Ms. MacAulay was also appointed to the Compensation Committee and the Nominating/Corporate Governance Committee, effective April 29, 2026.

Mr. Smith will serve as a Class II director and will serve until Dauch’s 2028 annual general meeting of shareholders when Mr. Smith is expected to stand for re-election by a vote of Dauch’s shareholders. Mr. Smith was also appointed to the Audit Committee and the Technology Committee, effective April 29, 2026.

Both Ms. MacAulay and Mr. Smith are eligible to participate in Dauch’s compensation arrangements for non-employee directors, as described in Dauch’s definitive proxy statement for its 2025 annual meeting of stockholders, filed with the SEC on March 20, 2025.

On February 5, 2026, the Board of Dauch appointed Markus Bannert as Vice President, Metal Forming. Mr. Bannert, age 52, served as Chief Executive Officer of GKN Automotive since 2019. Prior to joining GKN Automotive, Mr. Bannert was the CEO of Hell GmbH’s Hella Lightning division. Mr. Bannert started his career in finance and held incrementally senior roles in finance, operations, program management and general management in Germany, the USA and Mexico. Mr. Bannert holds a degree in Business and Administration from the Verwaltungs- und Wirtschaftsakademie in Bochum, Germany.

Mr. Bannert’s annual base salary will be €800,000. He will be entitled to participate in Dauch’s annual bonus program with an annual target bonus opportunity of 75% of his base salary and a target long-term incentive opportunity of 150% of base salary.

In connection with the appointment to his new position, on February 5, 2026, Mr. Bannert was also granted a performance equity incentive award with a target amount of 90,909 Dauch shares under the Dauch Corporation 2026 Inducement Omnibus Equity Incentive Plan. A copy of the press release announcing this grant is attached hereto as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Item 8.01 Other Events.

On February 5, 2026, Dauch issued a press release announcing the appointment of Ms. MacAulay and Mr. Smith to the Board. A copy of this press release is attached as Exhibit 99.2 to this Current Report and incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated February 9, 2026, announcing the granting of an Employee Inducement Award to Mr. Bannert.
99.2	Press Release, dated February 5, 2026, announcing the appointment of Ms. MacAulay and Mr. Smith to the Board.
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, hereunto duly authorized.

DAUCH CORPORATION

Date:	February 10, 2026	By:	/s/ Christopher J. May
Christopher J. May
Executive Vice President & Chief Financial Officer